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                                                                 EXHIBIT 23(III)



                             CONSENT OF INDEPENDENT


                          CERTIFIED PUBLIC ACCOUNTANTS



Fedders Corporation


Liberty Corner, New Jersey



     We hereby consent to the incorporation by reference in the Proxy Statement-Prospectus constituting a part of this Registration Statement of our report dated October 2, 1995, except for Note 13, which is as of November 30, 1995, relating to the consolidated financial statements of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1995, which is incorporated by reference in that Proxy Statement-Prospectus.



     We also consent to the reference to us under the caption "Experts" in the Proxy Statement-Prospectus.



                                   /s/  BDO SEIDMAN, LLP


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Woodbridge, New Jersey


April 12, 1996